Exhibit 21.1

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
DIRECT AND INDIRECT SUBSIDIARIES

ENTITY NAME	JURISDICTION OF ORGANIZATION	SHAREHOLDER/MEMBER
FF Intelligent Mobility Global Holdings Ltd.	Cayman Islands	Faraday Future Intelligent Electric Inc.
Smart Technology Holdings Ltd.	Cayman Islands	FF Intelligent Mobility Global Holdings Ltd.
FF Inc.	California	Smart Technology Holdings Ltd.
Faraday&Future Inc.	California	FF Inc.
Faraday SPE, LLC	California	Faraday&Future Inc
Eagle Prop Holdco LLC	Delaware	FF Inc.
FF Equipment LLC	Delaware	Eagle Prop Holdco LLC
FF Sales Americas, LLC	Delaware	FF Inc.
FF ECO Sales Company, LLC	Delaware	FF Sales Americas, LLC
FF Manufacturing LLC	Delaware	FF Inc.
Faraday X aiEV Inc.	Delaware	Smart Technology Holdings Ltd.
FX Sales North America LLC	Delaware	Faraday X aiEV Inc.
FX ECO Sales California LLC	Delaware	FX Sales North America LLC
Future AIHER AI Hybrid Extended-Range Electric Powertrain System Inc.	Delaware	Smart Technology Holdings Ltd.
Faraday Finance Inc.	Delaware	Smart Technology Holdings Ltd.
Faraday Future EAI Robotics Inc.	California	Smart Technology Holdings Ltd.
FF AI-Robotics Inc.	Delaware	Faraday Future EAI Robotics Inc.
AlxCrypto Holdings, Inc.	Delaware	Faraday Future Intelligent Electric, Inc.
FF AI-Robotics Trading LLC	California	FF AI-Robotics Inc.
FF AI-Robotics ECO Sales LLC	California	FF AI-Robotics Inc.
FF EAI Robotics Manufacturing LLC	California	FF AI-Robotics Inc.
FFAI Holdings LLC	Utah	Faraday Future Intelligent Electric, Inc.
FF AI-Robotics Limited	Hong Kong	FF AI-Robotics Inc.
Faraday & Future Netherlands B.V.	Netherlands	FF Inc
FF Europe GmbH	Germany	Smart Technology Holdings Ltd.
GlobeX AI Hong Kong Holding Limited (HK)	Hong Kong	Faraday X aiEV Inc.
Faraday Future Middle East FZ-LLC	United Arab Emirates	Smart Technology Holdings Ltd.
FF Hong Kong Holding Limited	Hong Kong	Smart Technology Holdings Ltd.
FF Automotive (Zhuhai) Co., Ltd.	People’s Republic of China	FF Hong Kong Holding Limited
FF Automotive (Hubei) Co., Ltd.	People’s Republic of China	FF Hong Kong Holding Limited
FF Automotive (China) Co. Ltd.	People’s Republic of China	FF Hong Kong Holding Ltd. (99%), LeSEE Auto Technology (Beijing) Co., Ltd. (1%)
Ruiyu Automotive (Beijing) Co. Ltd.	People’s Republic of China	FF Automotive (China) Co. Ltd.
Shanghai Faran Automotive Technology Co. Ltd.	People’s Republic of China	FF Automotive (China) Co. Ltd. (99%), LeSee Zhile Technology (Beijing) Co., Ltd. (1%)
LeSee Automotive (Beijing) Co., Ltd.	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd.
Letv New Energy Automotive Technology (deqing) co., LTD	People’s Republic of China	LeSEE Automotive (Zhejiang) Co., Ltd.
Chengdu xinneng dianzhuang technology co., LTD	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd. (19.72%)[2], Yue Xian (32.08%), Liang Zhao (17.14%), Jiong Pan (11.43%)
Beijing Dianzhuang Technology co., LTD	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd. (19.7143%), Yue Xian (55.7408%), Beijing Xinneng Chuangzhan Investment Management Center (Limited) Partnership) (15.9735%), Nanning Yangliu Venture Capital Management Center (Limited Partnership) (8.5714%)
Faraday & Future Auto Technology (Shanghai) Co., Ltd.	People’s Republic of China	LeSEE Automotive (Beijing) Co., LTD
Faraday & Future Auto Technology (Shanghai) Co., Ltd.	People’s Republic of China	LeSEE Automotive (Beijing) Co., LTD
LeShare Internet Technology (Beijing) Co. Ltd.	People’s Republic of China	LeSEE Automotive (Beijing) Co., LTD
LeSee Auto Technology (Beijing) Co. Ltd.	People’s Republic of China	LeSEE Automotive (Beijing) Co., LTD
LeAutolink Intelligent Technology (Beijing) Co. Ltd.	People’s Republic of China	LeSEE Automotive (Beijing) Co., LTD
LeSee Automotive (Zhejiang) Co. Ltd.	People’s Republic of China	LeSEE Automotive (Beijing) Co., LTD
Ledian Travel Car Rental (Beijing) Co. Ltd.	People’s Republic of China	LeShare Internet Technology (Beijing) Co. Ltd.